EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 30, 2016 in the Amendment No. 1 to the Registration Statement (File No. 333-211059) and related Prospectus of Guggenheim Defined Portfolios, Series 1476.

                                                        /s/ Grant Thornton LLP
                                                        ----------------------
                                                        GRANT THORNTON LLP


Chicago, Illinois
June 30, 2016